Exhibit 3.1

BYLAWS

OF

BEAUTY BRANDS GROUP, INC.

A Florida Corporation

TABLE OF CONTENTS

BYLAWS

OF

BEAUTY BRANDS GROUP, INC.

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4.08	Quorum of Directors	6
4.09	Act of Directors’ Meeting	6
4.10	Action by Unanimous Written Consent Without a Meeting	6
4.11	Interested Directors	7

ARTICLE V	COMMITTEES	7

ARTICLE VI	MEETING BY USE OF CONFERENCE TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT	8
6.01	Meetings of Board of Directors and Committees	8
6.02	Meetings of Shareholders	8

ARTICLE VII	OFFICERS	8
7.01	Executive Officers	8
7.02	Election and Qualification	9
7.03	Salaries	9
7.04	Term, Removal and Vacancies	9
7.05	Chief Executive Officer	9
7.06	President	9
7.07	Vice Presidents	9
7.08	Secretary	9
7.09	Assistant Secretary	10
7.10	Treasurer	10
7.11	Assistant Treasurer	10
7.12	Officers’ Bond	10

ARTICLE VIII	CERTIFICATES FOR SHARES	10
8.01	Certificates Representing Shares	10
8.02	Restriction on Transfer of Shares	11
8.03	Voting Trust Agreements	11
8.04	Transfer of Shares	11
8.05	Lost, Stolen or Destroyed Certificate	11
8.06	Fixing Record Date for Meeting	11
8.07	Fixing Record Date for Action Without Meeting	12
8.08	Registered Shareholders	12

ARTICLE IX	INDEMNIFICATION	12
9.01	Mandatory Indemnification by the Corporation	12
9.02	Expenses; Procedure	13
9.03	Additional Indemnification	13
9.04	Definition	13

ARTICLE X	GENERAL PROVISIONS	13
10.01	Dividends	13
10.02	Reserves	13
10.03	Negotiable Instruments	14
10.04	Fiscal Year	14

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10.05	Seal	14
10.06	Books and Records	14

ARTICLE XI	AMENDMENTS	14

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BYLAWS

OF

BEAUTY BRANDS GROUP, INC.
A Florida Corporation

ARTICLE I

OFFICES

1.01           Registered Office.  Until changed by action of the board of directors, the registered office of the corporation shall be located in the City of Plantation, State of Florida, until changed by resolution of the board of directors.

1.02           Other Offices.  The corporation also may have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

2.01           Place of Meetings.  All meetings of the shareholders for the election of directors or for any other proper purpose shall be held at such place either within or without the State of Florida as the board of directors may from time to time designate, or by means of remote communication at the discretion of the board of directors, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02           Annual Meeting.  An annual meeting of the shareholders shall be held at such time and date as the board of directors may determine.  At such meeting the shareholders entitled to vote thereat shall elect a board of directors, and may transact such other business as properly may be brought before the meeting.

2.03           Special Meeting.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning not less than ten percent (10%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

2.04           Notice of Annual or Special Meeting.  Written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which the shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Whenever notice is required to be given under the provisions of any law, the articles of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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2.05           Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation under any applicable law, the articles of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Notice by electronic transmission shall be deemed given:  (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

2.06           Business at Special Meeting.  The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice thereof.

2.07           Quorum of Shareholders.  Unless otherwise provided in the articles of incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the stock represented in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than 30 days or after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of a quorum at the meeting.

2.08           Act of Shareholders’ Meeting.  Except with respect to the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law or the articles of incorporation.  Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors present in person or represented by proxy at a meeting of shareholders at which a quorum is present.

2.09           Quorum and Vote of Separate Class or Series.   Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

2.10           Voting of Shares.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the articles of incorporation or a resolution of the board of directors designating a series of preferred stock provides for more or less than one vote for any share, on any matter, or limits or denies the voting rights of the shares of any class or series.  At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her for as many persons as there are directors to be elected and for whose election the stockholder has the right to vote.  Unless permitted by the articles of incorporation, no stockholder shall be entitled to cumulate his/her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder or by distributing such votes on the same principle among any number of such candidates.

2.11           Proxies.  Each stockholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.  A proxy shall be executed in writing by the stockholder or by his/her duly authorized attorney-in-fact.  No proxy shall be valid after three years from its date of execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

2.12           Voting List.  The officer or agent having charge of the stock ledger of the corporation shall make, at least 10 days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address, and number of shares registered in the name, of each stockholder.  The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to such meeting at the principal place of business of the corporation during ordinary business hours.  Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present.  The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the voting list or to vote at any meeting of shareholders.

2.13           Action by Written Consent Without a Meeting.  Except as otherwise provided by law or the articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner required by this section, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Florida, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or certified or registered mail, return receipt requested.  Delivery to the corporation’s principal place of business shall be addressed to the president or chief executive officer of the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date on which written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in this section.

ARTICLE III

BOARD OF DIRECTORS

3.01           Powers.  The business and affairs of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

3.02           Number of Directors.  The number of directors shall consist of one or more members as determined by the articles of incorporation and thereafter from time to time by resolution of the board of directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.03           Election and Term.  The directors, other than the initial directors, shall be elected at the annual meeting of the shareholders, except as provided in Section 3.04, and each director of the corporation shall hold office until his/her successor is elected and qualified or until his/her earlier death, resignation or removal.  Directors need not be residents of the State of Florida or shareholders of the corporation.

3.04           Vacancies.  Any vacancy occurring in the board of directors shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by a sole remaining director, or if no directors remain, by an election at an annual or special meeting of the shareholders called for that purpose.  A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors.  A director elected to fill a newly created directorship shall hold office until his/her successor is elected and qualified or until his/her earlier death, resignation or removal.

When one or more directors shall resign from the board of directors effective at a future date, a majority of the directors then in office, including those who so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section regarding the filling of other vacancies.

3.05           Resignation and Removal.  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

(a)           A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events.  Resignations shall be in writing, shall be delivered to the chairman of the board of directors, if any, the president or the secretary of the corporation, and shall not be deemed delivered unless and until actually received by such person, whatever the means of delivery.

(b)           Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.06           Compensation of Directors.  As specifically prescribed from time to time by resolution of the board of directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors, a stated salary in their capacity as directors, together with such other compensation as may be determined by the board of directors.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service on any such committee.

3.07           Chairman of the Board.  The board of directors, at its first meeting after each annual meeting of shareholders, may elect one of its members chairman of the board; provided, however, that the chairman of the board, solely in such capacity, shall not be deemed to be an officer of the corporation, but may, if elected or appointed by the board of directors as an officer of the corporation pursuant to Article VII, also serve as an officer of the corporation.  Subject to the authority of the board of directors, and the other provisions of these bylaws, the chairman of the board shall preside at all meetings of the board of directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the board of directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.01             First Meeting.  The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event that such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

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4.02           Regular Meetings.  Regular meetings of the board of directors may be held with or without notice at such time and at such place either within or without the State of Florida as from time to time shall be prescribed by resolution of the board of directors.

4.03           Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board, the president or by a majority of the board of directors.  Written notice of special meetings of the board of directors shall be given to each director at least 24 hours before the time of the meeting.

4.04           Methods of Giving Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the articles of incorporation or these bylaws, it shall be given in writing and delivered personally, transmitted electronically by e-mail or facsimile transmission, or mailed to such director at such address as appears on the records of the corporation, and such notice shall be deemed to be delivered at the time when the same shall be delivered, if delivered personally, by e-mail or by facsimile transmission, or when deposited in the United States mail with sufficient postage thereon prepaid.

4.05           Waiver of Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the articles of incorporation or these bylaws, a waiver thereof in writing signed by the director or directors entitled to such notice, or a waiver by electronic transmission by the director or directors entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.06           Attendance as Waiver.  Attendance of a director at a meeting of the board of directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.07           Business at Regular or Special Meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice, waiver of notice or waiver by electronic transmission of such meeting.

4.08           Quorum of Directors.  A majority of the total number of directors shall constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.09           Act of Directors’ Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

4.10           Action by Unanimous Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission.  Such consent shall be filed with the minutes of the proceedings of the board of directors or of a committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

4.11           Interested Directors.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

(a)           The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote or consent sufficient for the purpose without counting the votes or consents of such director; or

(b)           The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)           The contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

ARTICLE V

COMMITTEES

The board of directors, by resolution, may designate from among its members one or more committees, each of which shall consist of one or more directors.  To the extent provided in such resolution, any such committee shall have and may exercise all the powers and authority of the board of directors, in the management of the business and affairs of the corporation, but shall not have the power of authority to (a) approve, adopt or recommend to the shareholders any action or matter expressly required by the Florida Business Corporation Act to be submitted to shareholders for approval, (b) fill vacancies on the board of directors or any committee thereof, (c) adopt, amend or repeal any bylaw of the corporation, (d) authorize or approve the reacquisition of shares of the corporation unless pursuant to a general formula or method specified by the board of directors, or (e) authorize or approve the issuance or sale or contract for sale of the corporation’s shares or the determination of designation and relative right, preferences and privileges or the limitations of a voting group except as specifically prescribed by the board of directors.  The board of directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.  Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.  To the extent applicable, the provisions of Article IV of these bylaws governing the meetings of the board of directors shall likewise govern the meetings of any committee thereof.  Any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the full board of directors.

ARTICLE VI

MEETING BY USE OF CONFERENCE TELEPHONE OR OTHER
COMMUNICATIONS EQUIPMENT

6.01           Meetings of Board of Directors and Committees.  Members of the board of directors or members of any committee designated by the board of directors may participate in and hold a meeting of such board of directors or committee by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

6.02           Meetings of Shareholders.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, (a) participate in a meeting of shareholders, and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE VII

OFFICERS

7.01           Executive Officers.  The officers of the corporation shall consist of a president and a secretary, and may also include one or more vice presidents, a treasurer and such other officers as are provided for in this Article VII or in a resolution of the board of directors which is not inconsistent with these bylaws, each of whom shall be elected by the board of directors as provided in Section 7.02.  Any two or more offices may be held by the same person.

7.02           Election and Qualification.  The board of directors, at its first meeting held immediately after each annual meeting of shareholders, shall choose a president and a secretary.  The board of directors also may elect one or more vice presidents, a treasurer and such other officers and agents, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

7.03           Salaries.  The compensation of all officers and agents of the corporation shall be determined by or determined in a manner specified by the board of directors.

7.04           Term, Removal and Vacancies.  Each officer of the corporation shall hold office until such officer’s successor is elected and qualified or until that officer’s earlier death, resignation or removal.  Any officer may resign at any time upon giving written notice to the corporation, but such resignation shall be without prejudice to the contract rights, if any, of the corporation.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Any vacancy occurring in the office of president or secretary of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.  Any other vacancies among the officers so occurring may be filled by the board of directors in its discretion.

7.05           Chief Executive Officer.  Unless the board of directors designates otherwise, the president shall be the chief executive officer of the corporation.  The chief executive officer shall preside at all meetings of the shareholders.  The chief executive officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the board of directors.

7.06           President.  Unless the board of directors shall otherwise delegate such duties, the president shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.  The president shall have such other powers and duties as usually pertain to such office or as may be prescribed by the board of directors.  The president shall execute bonds, mortgages, instruments, contracts, agreements and other documentation, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

7.07           Vice Presidents.  Unless otherwise determined by the board of directors, the vice presidents, in the order of their seniority as such seniority may from time to time be designated by the board of directors, shall perform the duties and exercise the powers of the president in the absence or disability of the president.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

7.08           Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the shareholders and of the board of directors in books to be kept for that purpose, and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.  If the corporation has authorized a seal, the secretary shall keep such seal in safe custody, and, when authorized by the board of directors, affix the same to any instrument requiring it.  When so affixed, such seal shall be attested by the secretary’s signature or by the signature of the treasurer or an assistant secretary.  The secretary shall perform all duties incident to the office of secretary and such other duties and have such other powers as may from time to time be assigned to the secretary by the board of directors.

7.09           Assistant Secretary.  An assistant secretary, unless otherwise determined by the board of directors, shall perform the duties and exercise the powers of the secretary in the absence or disability of the secretary.  An assistant secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

7.10           Treasurer.  The treasurer shall be the Chief Financial Officer of the corporation and shall have custody of the corporation’s funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  If no treasurer is elected, the duties of the treasurer shall be performed by the secretary.

7.11           Assistant Treasurer.  An assistant treasurer, unless otherwise determined by the board of directors, shall perform the duties and exercise the powers of the treasurer in the absence or disability of the treasurer.  An assistant treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

7.12           Officers’ Bond.  If required by the board of directors, any officer so required shall give the corporation a bond (which shall be renewed as the board of directors may require) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of such officer’s death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control belonging to the corporation.

ARTICLE VIII

CERTIFICATES FOR SHARES

8.01           Certificates Representing Shares.  The corporation shall deliver certificates representing shares to which shareholders are entitled.  Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the president or any vice president, and by the secretary or an assistant secretary of the corporation (or the treasurer or an assistant treasurer), and may be sealed with the seal of the corporation or a facsimile thereof.  Any or all signatures on the certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer at the date of its issuance.  Each certificate representing shares issued by the corporation shall be in such form and set forth such provisions as are required by applicable law.

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8.02           Restriction on Transfer of Shares.  Any restriction on the transfer, or registration of the transfer, of shares shall be noted conspicuously on each certificate representing shares that are subject to the restriction in accordance with applicable law.

8.03           Voting Trust Agreements.  Any certificate of stock issued to the person or persons, or entity or entities authorized to act as voting trustee or trustees pursuant to a voting trust agreement filed with the corporation pursuant to applicable law shall state that the certificate is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the corporation.

8.04           Transfer of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.05           Lost, Stolen or Destroyed Certificate.  The board of directors, or other officer or officers of the corporation as the board of directors may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors, or such officer or officers, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of the new certificate or certificates.

8.06           Fixing Record Date for Meeting.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action taken by shareholders that is proposed to be taken without a meeting of shareholders), the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date not to precede the date of adoption of the resolution fixing the record date, and such date to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed, or if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or the date on which the resolution of the board of directors declaring such dividend or distribution or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 8.06, such determination shall apply to any adjournment thereof; provided that the board of directors may fix a new record date for the adjourned meeting.

8.07           Fixing Record Date for Action Without Meeting.  Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Florida, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

8.08           Registered Shareholders.  The corporation shall be entitled to treat the registered owner of shares as the person exclusively entitled to vote, receive notices, receive dividends and otherwise exercise all the rights and powers of an owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE IX

INDEMNIFICATION

9.01           Mandatory Indemnification by the Corporation.  The corporation shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Florida Business Corporation Act or other applicable law, as the same exists or may hereafter be amended.

9.02           Expenses; Procedure.  Such right shall be a contract right which shall survive the termination of any such person’s service as a director or officer, shall not be adversely affected by any amendment of this Article IX with respect to acts or omissions occurring or alleged to occur prior to any such amendment, and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Florida Business Corporation Act or other applicable law, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Florida Business Corporation Act or other applicable law, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

9.03           Additional Indemnification.  The corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by applicable law and may indemnify any employee or agent of the corporation, or any other person who may under law be indemnified by the corporation, to the fullest extent permitted by applicable law.

9.04           Definition.  As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

ARTICLE X

GENERAL PROVISIONS

10.01           Dividends.  The board of directors from time to time may declare, and the corporation may pay, dividends or other distributions on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the articles of incorporation and these bylaws.

10.02           Reserves.  The board of directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

10.03           Negotiable Instruments.  All bills, notes, checks or instruments for the payment of money shall be signed by such officer or officers or such other person or persons as permitted by these bylaws or in such manner as the board of directors from time to time may designate.

10.04           Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

10.05           Seal.  The corporation may have a corporate seal and, if the board of directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

10.06           Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the board of directors and each committee of the board of directors.  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that has been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them.  Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors, subject to the shareholders’ right to amend or repeal these bylaws or adopt new bylaws.  A bylaw amendment adopted by shareholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that (a) he is the duly elected and qualified secretary of Beauty Brands Group, Inc., a Florida corporation, and (b) the foregoing is a true and correct copy of the bylaws of the corporation as of March 2, 2012.

/s/ Gianluca Cicogna Gianluca Cicogna, Secretary